UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 12, 2012

POLYPORE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 587-8409

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Polypore International, Inc. (the “Company”) is filing this Current Report on Form 8-K in order to provide investors with quarterly segment information for 2011 on a basis that is consistent with the segment information disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 that was filed on February 27, 2012.  The voluntary supplemental information included in this Form 8-K provides unaudited segment information for the fiscal quarters ended April 2, 2011, July 2, 2011 and October 1, 2011 on a basis that is consistent with the segment information disclosed in the Company’s audited financial statements for the fiscal year ended December 31, 2011.  There is no impact on the Company’s previously reported unaudited condensed consolidated balance sheets, statements of income or statements of cash flows for these quarterly periods.

The electronics and EDVs operating segment and transportation and industrial operating segment were previously reported together as energy storage.  In the fourth quarter of 2011, as a result of significant growth and accelerating demand in the electronics and EDVs operating segment, the Company disaggregated the two operating segments of its energy storage business into two reporting segments.  In addition, certain costs that were previously allocated to energy storage and separations media for internal reporting and financial statement reporting purposes, but were not allocated internally to the two operating segments included in energy storage, were reclassified to “Corporate and other.”

Presented in the context of its two primary businesses – energy storage and separations media - the Company’s three reportable segments are as follows:

The energy storage business produces and markets membranes that provide the critical function of separating the cathode and anode in a variety of battery markets and is comprised of the following reportable segments:

•                 Electronics and EDVs - produces and markets membranes for lithium-ion batteries that are used in portable electronic devices, cordless power tools and electric drive vehicles (“EDVs”).

•                  Transportation and industrial - produces and markets membranes for lead-acid batteries that are used in automobiles, other motor vehicles, forklifts and uninterruptible power supply systems.

The separations media business is one reportable segment and produces and markets membranes used as the high technology filtration element in various medical and industrial applications.

Financial information relating to the reportable segments is presented below:

	Three months ended
(in thousands)	April 2, 2011	July 2, 2011	October 1, 2011
Net sales to external customers (by major product group):
Electronics and EDVs	$42,144	$50,821	$56,070
Transportation and industrial	94,440	96,982	89,887
Energy storage	136,584	147,803	145,957
Healthcare	30,531	29,925	27,986
Filtration and specialty	18,559	18,648	16,119
Separations media	49,090	48,573	44,105
Total net sales to external customers	$185,674	$196,376	$190,062
Operating income:
Electronics and EDVs	$18,387	$23,775	$26,521
Transportation and industrial	25,771	26,855	20,954
Energy storage	44,158	50,630	47,475
Separations media	16,390	15,525	9,227
Corporate and other	(10,375)	(11,823)	(10,249)
Segment operating income	50,173	54,332	46,453
Stock-based compensation	1,035	1,058	2,459
Non-recurring and other costs	222	253	176
Total operating income	48,916	53,021	43,818
Reconciling items:
Interest expense, net	8,899	8,463	8,504
Foreign currency and other	1,598	(894)	(357)
Income before income taxes	$38,419	$45,452	$35,671
Depreciation and amortization:
Electronics and EDVs	$1,873	$1,965	$2,410
Transportation and industrial	2,932	2,968	2,961
Energy storage	4,805	4,933	5,371
Separations media	3,093	3,282	3,562
Corporate and other	4,185	4,224	4,208
Total depreciation and amortization	$12,083	$12,439	$13,141

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.
(Registrant)

Date: March 12, 2012	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer